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                      [LETTERHEAD OF SULLIVAN & CROMWELL]



                                                February 3, 1994



GWC Corporation,
  2000 First State Boulevard,
    P.O. Box 6508,
      Wilmington, Delaware 19804-0508.

Dear Sirs:

  As United States tax counsel to GWC Corporation (the "Company") in connection with the merger of the Company with and into United Water Resources, Inc., as further described in the Joint Proxy Statement and Prospectus dated February 3, 1994 (the "Proxy Statement") to which this opinion is attached as an exhibit, we hereby confirm to you, subject to our receipt of the representations described in the Proxy Statement, our opinion as set forth under "The Merger -- Certain Federal Income Tax Consequences of the Merger" in the Proxy Statement.

  We hereby consent to the reference to us in the Proxy Statement and to the filing of this opinion as an exhibit to the Proxy Statement. In giving this consent, we do not hereby admit that we are within the category of
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GWC Corporation                                                              -2-



persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                            Very truly yours,

                                            /s/ SULLIVAN & CROMWELL